As filed with the Securities and Exchange Commission on May 30, 2000.
                                                   Registration No. 333-33596
==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                ------------


                     POST EFFECTIVE AMENDMENT NO. 1 TO
                                  FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                                ------------

                          ANTHRACITE CAPITAL, INC.
           (Exact name of registrant as specified in its charter)


           MARYLAND                         6162                13-3978906
(State or Other Jurisdiction        (Primary Standard        (I.R.S. Employer
    of Incorporation or         Industrial Classification     Identification
       Organization)                 Code Number)                  Number)


                        345 PARK AVENUE, 29TH FLOOR
                          NEW YORK, NEW YORK 10154
                               (212) 754-5560
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ------------

                               HUGH R. FRATER
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          ANTHRACITE CAPITAL, INC.
                        345 PARK AVENUE, 29TH FLOOR
                          NEW YORK, NEW YORK 10154
                               (212) 754-5560
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                                ------------


                                Copies to:

        J. GREGORY MILMOE, ESQ.                   BARBARA J. BRIGGS, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP   MILBANK, TWEED, HADLEY & MCCLOY LLP
           FOUR TIMES SQUARE                     ONE CHASE MANHATTAN PLAZA
        NEW YORK, NEW YORK 10036                   NEW YORK, NEW YORK 10005
             (212) 735-3000                            (212) 530-5142

                                ------------


      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (X) 333-33596




                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) Exhibits

            Exhibit 5.1, Opinion of Miles and Stockbridge PC as to the legality of the share of Anthracite Capital, Inc. Common Stock is attached as an exhibit to this post-effective amendment.




                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Anthracite Capital, Inc. certifies that it has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York on May 30, 2000.


                                 ANTHRACITE CAPITAL, INC.


                                 By: /s/ Richard M. Shea
                                    -----------------------------------
                                    Name:  Richard M. Shea
                                    Title: Chief Operating Officer and
                                           Chief Financial Officer




                             POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Richard M. Shea his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                          TITLE                       DATE

/s/ Laurence D. Fink            Chairman of the Board             May 23, 2000
----------------------------
Laurence D. Fink


/s/ Hugh R. Frater              President and Chief Executive     May 23, 2000
----------------------------    Officer and Director
Hugh R. Frater                  (Principal Executive Officer)


/s/ Richard M. Shea             Chief Operating Officer and       May 23, 2000
----------------------------    Chief Financial Officer
Richard M. Shea                 (Principal Financial Officer
                                and Principal Accounting
                                Officer)


/s/ Donald G. Drapkin               Director                      May 23, 2000
----------------------------
 Donald G. Drapkin

/s/ Carl Guether                    Director                      May 23, 2000
----------------------------
Carl Guether

/s/ Jeffrey C. Keil                 Director                      May 23, 2000
----------------------------
Jeffrey C. Keil

/s/ Kendrick R. Wilson, III         Director                      May 23, 2000
----------------------------
Kendrick R. Wilson, III

/s/ Andrew P. Rifkin                Director                      May 23, 2000
----------------------------
Andrew P. Rifkin

/s/ David M. Applegate              Director                      May 23, 2000
----------------------------
David M. Applegate

/s/ Leon T. Kendall                 Director                      May 23, 2000
----------------------------
Leon T. Kendall




                               EXHIBIT INDEX


EXHIBIT

  2.1 Agreement and Plan of Merger, dated as of February 8, 2000, by and among Anthracite Capital, Inc., Anthracite Acquisition Corp. and CORE Cap, Inc. (1)

  3.1 Amended and Restated Articles of Incorporation of Anthracite Capital, Inc. (1)

  3.2     By-Laws of Anthracite Capital, Inc. (1)

  3.3 Form of Articles Supplementary of Anthracite Capital, Inc. establishing 10% Cumulative Convertible Redeemable Preferred Stock. (1)

  5.1 Opinion of Miles and Stockbridge PC as to the legality of the shares of Anthracite Capital, Inc. common stock being registered hereby. *

  12.1    Statement re: Computation of Ratio of Earnings to Fixed Charges. (1)

  23.1    Consent of PricewaterhouseCoopers LLP. (1)

  23.2    Consent of Deloitte & Touche LLP. (1)

  23.3 Consent of Miles & Stockbridge PC (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference).

  23.4    Consent of persons named as directors. (1)

  24.1 Power of attorney (included in the signature page attached hereto).

  99.1    Form of Proxy. (1)

------------------------------------
(*)    Filed herewith.
(1)    Previously filed.






                                                                  EXHIBIT 5.1


                                            April 10, 2000

Anthracite Capital, Inc.
345 Park Avenue, 29th Floor
New York, New York 10154

Ladies and Gentlemen:

       We have acted as special Maryland counsel to Anthracite Capital, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 7,490,726 shares of the Company's Common Stock, par value $.001 per share (the "Common Shares") and 2,260,997 shares of the Company's 10% Cumulative Convertible Series B Preferred Stock, par value $.001 per share (the "Preferred Shares"), as described in the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission. The Company proposes to issue the Common Shares and the Preferred Shares to the stockholders of CORE Cap, Inc., a Delaware corporation ("CORE Cap"), in connection with the merger of Anthracite Acquisition Corp., a Delaware corporation ("Sub"), and a wholly-owned subsidiary of the Company with and into CORE Cap (the "Merger"), pursuant to the terms of the Agreement and Plan of Merger dated as of February 8, 2000, among the Company, Sub and CORE Cap.

       In delivering this opinion we have examined and relied upon executed originals, counterparts and photocopies of documents and records that we considered necessary or appropriate in order to enable us to express the opinions set forth herein. We have also relied as to certain matters on information obtained from public officials and officers of the Company. We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the laws of the State of Maryland.

       Based on that examination, it is our opinion that:

1. The Common Shares to be offered by the Company in connection with the Merger have been duly authorized and, when issued under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable; and

2. When appropriate articles supplementary to the Charter of the Company relating to the Preferred Shares (the "Articles Supplementary") have been duly adopted by the Board of Directors, and the Articles Supplementary have been filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland, the Preferred Shares will be duly authorized and, when issued under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

       We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion letter with the Registration Statement as
Exhibit 5.1 thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.


Very truly yours,


Miles & Stockbridge P.C.


By: /s/ Miles & Stockbridge P.C.
   -----------------------------
            Principal